Exhibit 99.1

170 N. Radnor-Chester Road, Suite 300, Radno, PA 19087 484-598-2400

For further information contact:

Company:	Lona Cornish PolyMedix, Inc. 484-598-2340 lcornish@polymedix.com

Investors:	Erika Moran emoran@investorrelationsgroup.com

Media:	Laura Colontrelle lcolontrelle@investorrelationsgroup.com The Investor Relations Group 212-825-3210
POLYMEDIX COMPLETES SUCCESSFUL
PHASE 1B CLINICAL STUDY OF
HEPARIN ANTAGONIST PMX-60056
PMX-60056 Heptagonist Meets
Safety and Efficacy Endpoints in Reversing Effects of Heparin
Radnor, PA (October 27, 2009) — PolyMedix, Inc. (OTC BB: PYMX, http://polymedix.com), an emerging biotechnology company developing new therapeutic drug products to treat infectious diseases and acute cardiovascular disorders, has completed a second successful clinical study of its anticoagulant reversing agent, PMX-60056. The Phase 1B clinical study was a pilot proof-of-concept study conducted in the U.S. under an Investigational New Drug application (IND) filed with the U.S. Food and Drug Administration (FDA).
Highlights from the Phase 1B clinical study include:
•	PMX-60056 completely reversed the anticoagulant effects of heparin and normalized blood clotting time in human subjects in less than 10 minutes.

•	No serious adverse events occurred during the study of PMX-60056.
“We are very proud and happy to have completed this major step in the development of PMX-60056,” commented Nicholas Landekic, President & Chief Executive Officer of PolyMedix. “PMX-60056 represents a new class of drug, which we call heptagonists, and we believe is the only compound being developed as a reversing agent for heparin and low molecular weight heparins (LMWHs). PMX-60056 may offer important benefits and improvements in treating the potential bleeding complications of heparin, which was targeted in this study, as well as LMWHs which we hope to investigate in future clinical studies. We hope that in the future PMX-60056 will allow physicians to continue to use heparin, the only anticoagulant currently available for open-heart surgery and kidney dialysis, with a new and unique reversing agent, and potentially the first reversing agent for LMWH’s.”
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PolyMedix Completes Successful Phase 1B Clinical Study of PMX-60056 Heparin Antagonist
October 27, 2009

“I am encouraged by the promising results with PMX-60056. This drug could be an important addition to the medical armamentarium, and may address unmet clinical needs in reversing heparin as well as being potentially the first reversal agent for LMWH”, commented Dr. Mark Stafford-Smith, of Duke University Medical Center, a clinical advisor to PolyMedix.
This Phase 1B clinical study evaluated subjects who received heparin followed by PMX-60056 or placebo. Significant additional clinical studies and regulatory submissions, and regulatory approvals from the FDA and other regulatory bodies, will be required before PMX-60056 could be commercially sold as a reversing agent for heparin or for LMWHs. PolyMedix is currently evaluating plans for the continued clinical development of PMX-60056. There can be no assurances that future clinical studies will be successful, that required regulatory approvals will be obtained, or that the company will be able to market and sell any products based on PMX-60056.
Mr. Landekic went on to comment: “This study represents a validation of the capabilities and efficiency of PolyMedix’s structure-based drug design approach. In developing PMX-60056, we went from the very beginning of drug design to attaining a clinical efficacy endpoint while spending less than $10 million in direct costs. We attribute this efficiency realized in developing PMX-60056 to our structure-based drug design approach, and the skill of our seasoned research and development leadership.”
Study Design
The pilot proof-of-concept study was conducted using a double-blind, placebo-controlled, crossover design, with six healthy human volunteer subjects. This study design and low number of subjects were intended to generate meaningful results for a pilot study at minimal cost. Twenty minutes after administration of a 70 U/kg dose of heparin, which is sufficient to produce anticoagulant activity, each of the subjects was administered, in a blinded manner, either a single dose of 0.3 mg/kg of PMX-60056 or a placebo as a 10-minute intravenous infusion. With the crossover design, each subject was dosed twice, initially with heparin and either PMX-60056 or a placebo and then, two days after the first dose, with heparin and whichever (PMX-60056 or a placebo) he did not receive in the first dose. Each subject thus acted as his own control.
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PolyMedix Completes Successful Phase 1B Clinical Study of PMX-60056 Heparin Antagonist
October 27, 2009

The primary endpoint of the clinical study was safety, specifically whether blood pressure decreases would be mitigated by the presence of heparin, and the secondary endpoint was efficacy, as measured by blood clotting time. The desired outcomes were no clinically significant decrease in blood pressure, and rapid reversal of activated clotting time (ACT), a standard bedside blood clotting measurement, and activated partial thromboplastin time (aPTT), a more accurate laboratory measurement of blood clotting time. These blood clotting times are machine-read to ensure objective measurement.
PMX-60056 Background
Heparin and LMWH are widely used anticoagulant drugs to prevent blood clotting, the use of which has a risk of potentially serious bleeding side effects. There is currently no alternative to heparin for open-heart surgery and kidney dialysis. Protamine, the only drug approved to reverse the action of heparin, is associated with serious potential side effects, and can lead to late-onset bleeding as it disassociates from heparin. There is no approved reversing agent for LMWH. Therefore, we believe there is a substantial medical need, as well as significant market potential, for a viable alternative to protamine and a LMWH reversing agent. Preclinical studies conducted by PolyMedix and its collaborators have suggested that potential advantages of PMX-60056 over protamine may include reduced bleeding complications, reduced risk of allergic reactions, and the ability to neutralize LMWH.
PMX-60056 was designed to bind to the pentasaccharide region found on heparin and LMWH. PMX-60056 is believed to bind to heparin and LMWH through electrostatic and other interactions, to block the action of heparin and LMWH. This molecular combination is believed to persist until removed from circulation by normal processes. In previous studies conducted by PolyMedix and its collaborators, PMX-60056 has been demonstrated to reverse the action of heparin in human plasma, in isolated human whole blood, and in animal studies in rats and dogs.
Safety
No serious adverse events (SAEs) occurred during this Phase 1B clinical study of PMX-60056. No clinically significant blood pressure effects were observed in this study in the presence of heparin. There were several non-serious reports of “warmth” and/or “itching” during and shortly after the infusions, but no such effects were reported significantly beyond the 10-minute infusion time.
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PolyMedix Completes Successful Phase 1B Clinical Study of PMX-60056 Heparin Antagonist
October 27, 2009

The following charts depict the mean blood pressures observed during the study:
Efficacy
In all subjects receiving PMX-60056, there was a rapid and complete reversal of the anticoagulant action of heparin, as measured by ACT and aPTT. Each subject’s minimum ACT and aPTT readings after being dosed with PMX-60056 were at or below the subject’s ACT and aPTT readings prior to being dosed with heparin. The heparin reversal appeared to occur at or before the end of the 10-minute infusion of PMX-60056, suggesting that the 0.3 mg/kg dose may have been in excess of requirements for 70U/kg heparin. Furthermore, although not shown in the graph below, the reversal was permanent: there was no return of anticoagulation during the hours required for heparin’s effects to decline naturally.
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PolyMedix Completes Successful Phase 1B Clinical Study of PMX-60056 Heparin Antagonist
October 27, 2009

The following chart depicts the mean aPTT observed during the study:
PolyMedix plans to host a conference call to discuss these Phase 1B results in the near future. We plan to announce the date and time of the event shortly.
About PolyMedix, Inc.
PolyMedix is a publicly traded emerging biotechnology company focused on the development of novel drugs and biomaterials for the treatment of infectious diseases and acute cardiovascular disorders. PolyMedix’s compounds are based on non-peptide small molecule drug candidates that mimic the activity of proteins. The Company’s antibiotic compounds, including PMX-30063 — small molecule mimetics of human host-defense proteins — have a mechanism of action distinct from those of current antibiotic drugs, a mechanism that is intended to make bacterial resistance unlikely to develop. The Company’s goal is to develop these as rapidly acting antibiotics for serious systemic and local infections. The Company plans to continue the development of polymeric formulations as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. The Company’s heptagonist compounds, including PMX-60056, reverse the activity of both heparin and low molecular weight heparins, with the goal of developing an antagonist drug for LMWHs, and one that is safer and easier to use than currently approved therapy for heparin. For more information, please visit PolyMedix at www.polymedix.com.
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PolyMedix Completes Successful Phase 1B Clinical Study of PMX-60056 Heparin Antagonist
October 27, 2009

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal”, “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements, PolyMedix’s compounds may not enter or successfully complete clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these factors is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.